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                           EXHIBIT 21 - SUBSIDIARIES
                           -------------------------




                              CROWN ANDERSEN INC.
                             A DELAWARE CORPORATION
                               306 DIVIDEND DRIVE
                         PEACHTREE CITY, GEORGIA 30269
                             PHONE:  (770) 486 2000
                              FAX:  (770) 487 5066



                               ANDERSEN 2000 INC.
                             A DELAWARE CORPORATION
                               306 DIVIDEND DRIVE
                         PEACHTREE CITY, GEORGIA 30269
                             PHONE:  (770) 486 2000
                              FAX:  (770) 487 5066



                              MONTAIR ANDERSEN BV
                      A NETHERLANDS REGISTERED CORPORATION
                         AND WHOLLY OWNED SUBSIDIARY OF
                               ANDERSEN 2000 INC.
                               HEUVELSESTRAAT 14
                                5967 NG SEVENUM
                                THE NETHERLANDS
                              PHONE:  77 467 2473
                               FAX:  77 467 3012